UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): June 27, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2014, USEC Inc. (“USEC” or the “Company”) entered into Amendment No. 003 (“Amendment No. 003”) to the agreement dated May 1, 2014 with UT-Battelle, LLC, as operator of Oak Ridge National Laboratory (“ORNL”), for continued research, development and demonstration of the American Centrifuge technology in furtherance of the U.S. Department of Energy’s (“DOE”) national security objectives (the “American Centrifuge Technology Demonstration and Operations Agreement” or “ACTDO Agreement”). Amendment No. 003 amends the ACTDO Agreement to provide for additional funds of approximately $2.5 million, bringing total funding to approximately $16 million. The other terms and conditions of the ACTDO Agreement were not changed by the Amendment.

The ACTDO Agreement provides for continued cascade operations, the continuation of core American Centrifuge research and technology activities, and the furnishing of related reports to ORNL. The agreement is a firm fixed price contract with a total price of approximately $33.7 million for the period from May 1, 2014 to September 30, 2014. The agreement provides for payments of approximately $6.7 million per month and is incrementally funded. Funds currently allocated to the ACTDO Agreement are expected to cover the work to be performed through July 11, 2014. The agreement also provides ORNL with two options to extend the agreement by six months each. Each option is priced at approximately $41.7 million. ORNL may exercise its option by providing notice 60 days prior to the end of the term of the agreement. The total price of the contract including options is approximately $117 million.

Additionally, on June 27, 2014, USEC, together with its direct and indirect subsidiaries American Centrifuge Holdings, LLC (“ACH”) and American Centrifuge Manufacturing, LLC (“ACM”) (USEC, ACH and ACM are collectively referred to as the “USEC Parties”), signed an agreement with The Babcock & Wilcox Company (“B&W”) and Babcock & Wilcox Technical Services Group, Inc. (“B&W TSG”) (B&W and B&W TSG are collectively referred to as the “B&W Parties”) to resolve issues related to the expiration and termination of certain agreements (the “Settlement Agreement and Release” or the “Settlement Agreement”) in connection with (i) the limited demobilization of certain American Centrifuge project activities, including manufacturing activities, as a result of the reduction of the scope of work on the American Centrifuge project under the ACTDO Agreement; and (ii) the automatic, no-cost transfer of B&W TSG’s ownership interest in ACM to ACH.

ACM was established as a jointly owned company between ACH, a wholly-owned subsidiary of the Company, and B&W TSG for the purpose of manufacturing and assembling AC100 centrifuge machines. At that time, ACH held 55% of the ownership interests in ACM, and B&W TSG held 45% of the ownership interests. In connection with the creation of ACM, ACM and B&W TSG entered into seconding agreements pursuant to which B&W agreed to provide various personnel in support of ACM (the “Seconding Agreements”). In addition, the USEC Parties and the B&W Parties entered into certain ancillary agreements, including a Fee Agreement and a Guarantee Agreement dated as of May 1, 2011 (the “Other B&W-ACM Agreements”).

The scope of work under the ACTDO Agreement includes continuation of cascade operations at USEC’s Piketon Ohio facility, testing at USEC’s test facility in Oak Ridge, Tennessee, core American Centrifuge research and technology activities, and the furnishing of related reports to ORNL. The scope of the overall work under the ACTDO Agreement is reduced from the scope of work that was being conducted by USEC under the prior Cooperative Agreement dated June 12, 2012 with DOE. In particular, the scope of work under the ACTDO Agreement does not involve work related to the manufacturing of new centrifuge machines. To better manage the transition to the ACTDO Agreement with ORNL, the Company provided notice effective April 25, 2014 pursuant to the Limited Liability Company Agreement of ACM, as amended, for the automatic transfer of the ownership interests of B&W TSG to ACH at no cost. As a result, ACM is now 100% indirectly owned by the Company.
Upon the automatic transfer of B&W TSG’s ownership interests in ACM to ACH, the Seconding Agreements and the Other B&W-ACM Agreements expired by their terms. Upon the expiration of such agreements, certain disputes arose between the USEC Parties and the B&W Parties relating to reimbursement of certain costs and continuing labor services to be provided by the B&W Parties to ACM. In order to resolve these disputes, the Parties entered into the Settlement Agreement. The material terms of the Settlement Agreement include, among other things, that upon the effective date of the Settlement Agreement, ACM will pay or cause to be paid approximately $2.9 million. In addition, ACM agreed to a contract for the provision of certain services by B&W TSG, which services are anticipated to be completed by July 3, 2014. It is estimated that the total price under such services contract for work performed from May 20, 2014 to completion of the contract activities will be approximately $450,000 subject to adjustment for the labor hours actually performed and if the period of performance under such contract extends past July 3, 2014. The Settlement Agreement also provided a limited release by the B&W Parties of the USEC Parties, and a limited release by the USEC Parties of the B&W Parties, including from claims related to or arising from the formation, management, operation, or ownership of any interest in ACM and the provision of and payment for any services or personnel provided by a B&W Party to ACM or any other USEC Party, except for any Excluded Matter. Excluded Matters include, among other things, matters related to or arising from the Chapter 11 Case and the B&W Plan Support Agreement (each as defined below) including B&W’s interest in the New Notes and New Common Stock (each as defined in the B&W Plan Support Agreement); matters related to or arising from acts or omissions occurring after the Effective Date; and liabilities for regulatory non-compliance.

On March 5, 2014, the Company filed a voluntary petition seeking reorganization relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and such case, the “Chapter 11 Case”). The Chapter 11 Case is being administered under the caption “In re USEC Inc., Debtor” Case No. 14-10475. The Settlement Agreement will become effective upon approval of the Bankruptcy Court.

The Settlement Agreement does not affect the plan support agreement (the “B&W Plan Support Agreement”) entered into by the Company and Babcock & Wilcox Investment Company (“B&WIC”) as holder of the Company’s Series B-1 12.75% convertible preferred stock (“Preferred Stock”) regarding the voluntary Chapter 11 pre-arranged plan of reorganization of the Company, or the treatment of B&WIC or other holders of Preferred Stock, or the treatment of holders of Company’s outstanding 3.0% convertible senior notes due October 1, 2014 under the proposed plan of reorganization in the Chapter 11 Case. Additional information on the Chapter 11 Case, including access to documents filed with the Bankruptcy Court and general information about the Chapter 11 Case is available at http://www.deb.uscourts.gov, the website of the Bankruptcy Court, and at www.loganandco.com, the website for the Company’s claims and noticing agent, under client name “USEC Inc.” The information contained in the foregoing websites is not incorporated by reference into this Current Report on Form 8-K.

The Company or its subsidiaries are also a party to a number of other agreements or arrangements with the B&W or its subsidiaries, as described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to, the impact of and risks related to USEC Inc.’s “pre-arranged” case under Chapter 11 of the bankruptcy code including risks related to obtaining approval and confirmation of USEC Inc.’s plan of reorganization, the impact of any delay or inability in obtaining such confirmation, the impact of a potential de-listing of our common stock on the NYSE, and the impact of our restructuring on the holders of our common stock, preferred stock and convertible notes; risks related to the ongoing transition of our business, including the impact of our ceasing enrichment at the Paducah gaseous diffusion plant and uncertainty regarding our ability to deploy the American Centrifuge project; uncertainty regarding funding for the American Centrifuge project and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not provided during the term of the ACTDO Agreement, including for any option periods, or upon completion of such agreement; risks related to our ability to perform the work required under the ACTDO Agreement at a cost that does not exceed the firm fixed funding provided thereunder; the impact of actions we have taken or may take (including as a result of the reduction in scope of work under the ACTDO Agreement) to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, impacts to cost and schedule and the ability to remobilize for commercial deployment of the American Centrifuge plant, impacts on our liquidity as a result of demobilization or termination liabilities, and potential impacts on our proposed plan of reorganization; the impact of enrichment market conditions, increased project costs and other factors on the economic viability of the American Centrifuge project without additional government support and on our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty regarding our ability to achieve targeted performance over the life of the American Centrifuge Plant which could affect the overall economics of the American Centrifuge Plant; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and/or other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof; the dependency of government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by DOE or Congress; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of our role as a subcontractor to ORNL or as a result of the need to raise additional capital to finance the project in the future; the potential for DOE to seek to terminate or exercise its remedies under the 2002 DOE-USEC agreement; changes in U.S. government priorities and the availability of government funding or support, including loan guarantees; the impact of government regulation by DOE and the U.S. Nuclear Regulatory Commission; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

June 30, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)